Registration No. 333-125192

As filed with the Securities and Exchange Commission on December 29, 2010

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GAINSCO, INC.

(Exact name of registrant as specified in its charter)

Texas	75-1617013
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(Address of principal executive offices) (Zip Code)

John S. Daniels, Esq.

General Counsel

GAINSCO, INC.

3333 Lee Parkway, Suite 1200

Dallas, Texas 75219

(972) 692-4301

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate Date of Commencement of Proposed Sale to the Public: This post-effective amendment deregisters all of the securities that remain unsold under the registration statement as of the date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

EXPLANATORY NOTE

On May 24, 2005, GAINSCO, INC., a Texas corporation (the “Company”), filed a Registration Statement on Form S-3 (Registration No. 333-125192) (the “Registration Statement”), which registered 20,365,000 shares of its common stock issuable upon exercise of non-transferable rights. The registrant has terminated the primary offering by the Company of the common shares. The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to deregister and remove from registration such shares previously registered on the Registration Statement that have not been sold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 29, 2010.

GAINSCO, INC.

By:	** /s/ Glenn W. Anderson
Glenn W. Anderson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates included:

Name	Title	Date

** /s/ Robert W. Stallings Robert W. Stallings	Chairman of the Board	December 29, 2010

** /s/ Glenn W. Anderson Glenn W. Anderson	President, Chief Executive Officer and Director	December 29, 2010

/s/ Daniel J. Coots Daniel J. Coots	Senior Vice President, Chief Financial Officer and Chief Accounting Officer	December 29, 2010

** /s/ Joel C. Puckett Joel C. Puckett	Director	December 29, 2010

** /s/ Robert J. Boulware Robert J. Boulware	Director	December 29, 2010

** /s/ John C. Goff John C. Goff	Director	December 29, 2010

** /s/ John H. Williams John H. Williams ** By: Daniel J. Coots Attorney-In-Fact	Director	December 29, 2010